Exhibit 10.3

Execution Version

FORM OF SUBSCRIPTION AGREEMENT

Tailwind Two Acquisition Corp.

150 Greenwich Street, 29th Floor

New York, NY 10006

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Tailwind Two Acquisition Corp., a Cayman Islands exempted company, which shall be domesticated as a Delaware corporation prior to the closing of the Transaction (as defined herein) (“SPAC”), and the undersigned subscriber (the “Investor”), in connection with the Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among SPAC, Terran Orbital Corporation, a Delaware corporation (the “Company”), and Titan Merger Sub, Inc., a Delaware corporation (“Company Merger Sub”), pursuant to which, among other things, Company Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, will become a subsidiary of SPAC, on the terms and subject to the conditions therein (the transactions contemplated by the Merger Agreement, including the merger, the “Transaction”). In connection with the Transaction, SPAC is seeking commitments from interested investors to purchase, following the Domestication (as defined below) and prior to the closing of the Transaction, shares of SPAC’s common stock, par value $0.0001 per share (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Purchase Price”). On or about the date of this Subscription Agreement, SPAC is entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors” and together with the Investor, the “Investors”), pursuant to which the Investors have agreed, severally and not jointly, to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor pursuant to this Subscription Agreement, an aggregate amount of up to 5,080,409 Shares, at the Per Share Purchase Price. The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.” Prior to the closing of the Transaction (and as more fully described in the Merger Agreement), SPAC will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and de-register as a Cayman Islands exempted company in accordance with Section 206 of the Cayman Islands Companies Law (2020 Revision) (the “Domestication”).

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and SPAC acknowledges and agrees as follows:

1.            Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from SPAC, and SPAC agrees to issue and sell to Investor, the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that, as a result of the Domestication, the Shares that will be purchased by the Investor and issued by SPAC pursuant hereto shall be shares of common stock in a Delaware corporation (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company).

a.            In connection with this Subscription Agreement, following Closing, SPAC will be obligated to pay to Staton Orbital Family Limited Partnership or its affiliate, at Investor’s election, commencing on the first such date following the consummation of the Transaction, (x) four quarterly installments of $1,875,000, to be paid on March 31, June 30, September 30 and December 31 of the following twelve month period (it being agreed that any such installment shall accrue or continue to accrue, rather than paid in cash, during the existence of any event of default under the debt facilities of SPAC or its subsidiaries, or that would result from making such payment), and (y) following the first anniversary of the consummation of the Transaction, twelve quarterly installments of, at SPAC’s option for each payment, either (1) the number of Shares equal to $1,875,000 based on the 15-Day VWAP (as defined below) at such installment date or (2) to the extent permitted under the debt facilities of SPAC and its subsidiaries, $1,875,000, in the case of either (1) or (2), to be paid on each of March 31, June 30, September 30 and December 31 of each calendar year, payable in arrears. “15-Day VWAP” means the volume weighted average price of the Shares traded on the New York Stock Exchange, The Nasdaq Stock Market LLC or any other national securities exchange on which the Shares are then listed, for the fifteen (15) trading days ending on the first trading day immediately preceding the date of determination of the 15-Day VWAP. If no such prices are available, the board of directors of SPAC shall make a good faith determination of the 15-Day VWAP. SPAC’s payment obligations pursuant to this Section 1.a. shall be subordinated to all obligations with respect to the debt facilities of SPAC and its subsidiaries. Staton Orbital Family Limited Partnership or its affiliate to which the foregoing payment obligations are owed shall execute and deliver a subordination agreement in form and substance reasonably satisfactory to the holder or lender of such debt facilities to effectuate such subordination.

2.            Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction. Upon (a) satisfaction or waiver of the conditions set forth in Section 3 below and (b) delivery of written notice from (or on behalf of) SPAC to the Investor (the “Closing Notice”), that SPAC reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to SPAC, three (3) business days prior to the anticipated closing date specified in the Closing Notice (the “Closing Date”), (i) the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by SPAC in the Closing Notice and (ii) the legal name of the person in whose name such Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, SPAC shall issue a number of Shares to the Investor set forth on the signature page to this Subscription Agreement and subsequently cause such Shares to be registered in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under this Subscription Agreement, the organizational documents of SPAC or state or federal securities laws) in the name of the Investor (or its nominee in accordance with its delivery instructions) and as promptly as practicable after the Closing, on and as of the Closing Date, on SPAC’s share register; provided, however, that SPAC’s obligation to issue the Shares to the Investor under this Subscription Agreement is contingent upon SPAC having received the Subscription Amount in full accordance with this Section 2. If the Closing does not occur within three (3) business days following the Closing Date specified in the Closing Notice, SPAC shall promptly (but not later than one (1) business day thereafter) return the Subscription Amount in full to the Investor by wire transfer of United States dollars in immediately available funds, and any book entries of Shares shall be deemed cancelled. For purposes of this Subscription Agreement, “business day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

3.            Closing Conditions.

a.            The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i)            no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(ii)           all conditions precedent to the closing of the Transaction under the Merger Agreement shall have been satisfied (as determined by the parties to the Merger Agreement and other than those conditions under the Merger Agreement which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement) or waived and the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing Date; and

(iii)          no suspension by the New York Stock Exchange (the “NYSE”) of the qualification of the Shares for offering or sale or trading in the United States, or initiation or threatening of any proceedings by the NYSE for any of such purposes, shall have occurred.

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b.            The obligation of SPAC to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement is subject to the conditions that (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are already qualified as to materiality, which representations and warranties shall be true in all respects, and, other than representations and warranties that speak as of an earlier date, in which case as of such specified earlier date) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date (except those that speak as of a specified earlier date, in which case as of such specified earlier date) and (ii) all obligations, covenants and agreements of the Investor required to be performed by it at or prior to the Closing Date shall have been performed in all material respects.

c.            The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that (i) all representations and warranties of SPAC contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are already qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by SPAC of each of the representations and warranties of SPAC contained in this Subscription Agreement as of the Closing Date, (ii) all obligations, covenants and agreements of SPAC required by the Subscription Agreement to be performed by it at or prior to the Closing Date shall have been performed in all material respects, (iii) the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements shall close substantially concurrently with the closing of the Transaction and (iv) no amendment or waiver of the Merger Agreement or SPAC’s organizational documents (other than as contemplated by the Merger Agreement) shall have occurred that materially and adversely affects the rights of the Shares that Investor is acquiring pursuant to this Subscription Agreement.

4.            Further Assurances. At or prior to the Closing Date, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5.            SPAC Representations and Warranties. SPAC represents and warrants to the Investor that:

a.            As of the date hereof, SPAC is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). SPAC has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, following the Domestication, SPAC will be duly incorporated and validly existing as a corporation and in good standing under the laws of the State of Delaware.

b.            As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Subscription Agreement, the organizational documents of SPAC or applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under SPAC’s certificate of incorporation (as adopted on the Closing Date) or under the Delaware General Corporation Law.

c.            The execution, delivery and performance of this Subscription Agreement are within the powers of SPAC and have been duly authorized, validly executed and delivered by SPAC and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement constitutes a valid and binding agreement of SPAC and is enforceable against SPAC in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

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d.            The execution, delivery and performance of this Subscription Agreement, including the issuance and sale of the Shares and the compliance by SPAC with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC or any of its subsidiaries is a party or by which SPAC or any of its subsidiaries is bound or to which any of the property or assets of SPAC is subject that would reasonably be expected to have a material adverse effect on the business, financial condition, shareholders’ equity or results of operations of SPAC and its subsidiaries, taken as a whole or affect the validity of the Shares or the legal authority of SPAC to timely comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) the organizational documents of SPAC; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SPAC or any of its properties or assets that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of SPAC to timely comply in all material respects with this Subscription Agreement.

e.            Other than the Quarterly Report on Form 10-Q filed by SPAC with the SEC on June 15, 2021, solely for the reasons described in the Form 12b-25 filed by SPAC on May 18, 2021, as of their respective dates, all reports (the “SEC Reports”) required to be filed by SPAC with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of SPAC included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of SPAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments; provided, however, that any revision or restatement of SPAC’s financial statements as a result of (i) the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies, issued by the Staff of the SEC on April 12, 2021 (the “Statement”), as a result of which SPAC restated the financial statements and other information included in the SEC Reports and (ii) any further order, directive, guideline, comment or recommendation from the SEC that is applicable to the accounting rules for special purpose acquisition companies shall be deemed not material for purposes of this Agreement, including for purposes of this Section 5(e) and Sections 6(e) and 6(g) below. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by SPAC from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports as of the date hereof.

f.            SPAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) those required by the New York Stock Exchange (“NYSE”), including with respect to obtaining approval of SPAC’s stockholders, and (iv) those that the failure of which to obtain, give or make would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

g.            Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by SPAC to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

h.            Other than the Other Subscription Agreements, the Merger Agreement and any other agreement expressly contemplated by the Merger Agreement or described in the SEC Reports filed prior to the date hereof, SPAC has not entered into any side letter or similar agreement with any investor in connection with such investor’s direct or indirect investment in SPAC (other than any side letter or similar agreement, entered into after the date of this Subscription Agreement, relating to the transfer to any investor of (i) securities of SPAC by existing securityholders of SPAC, which may be effectuated as a forfeiture to SPAC and reissuance, or (ii) securities to be issued to the direct or indirect securityholders of the Company pursuant to the Transaction Agreement). Except as expressly set forth in the following sentence of this Section 5.h., no Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Investor than Investor hereunder, and such Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement. The Company will be entering into vendor agreements with affiliates of AE Industrial partners totaling $20 million.

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i.             Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of SPAC, threatened against SPAC or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against SPAC.

j.             As of the date of this Subscription Agreement, the authorized capital stock of SPAC consists of (i) 500,000,000 Class A ordinary shares, (ii) 50,000,000 Class B ordinary shares and (iii) 1,000,000 preference shares, each with a par value of $0.0001 per share. As of the date of this Subscription Agreement, (A) 34,500,000 Class A ordinary shares of SPAC are issued and outstanding, (B) 8,625,000 Class B ordinary shares of SPAC are issued and outstanding, (C) 19,300,000 warrants to purchase Class A ordinary shares of SPAC are issued and outstanding, and (D) no preference shares are issued and outstanding. All of SPAC’s (1) issued and outstanding Class A ordinary shares and Class B ordinary shares have been duly authorized and validly issued, are fully paid and are non-assessable and (2) outstanding warrants have been duly authorized and constitute valid and binding obligations of SPAC, enforceable against SPAC in accordance with their terms. Except as set forth above and pursuant to the Other Subscription Agreements, the Merger Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from SPAC any Class A ordinary shares, Class B ordinary shares or other equity interests in SPAC, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, SPAC has no subsidiaries, other than Company Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which SPAC is a party or by which it is bound relating to the voting of any securities of SPAC, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Merger Agreement.

k.            As of the date hereof, the issued and outstanding Shares of SPAC are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the NYSE under the symbol “TWNT” (it being understood that the trading symbol will be changed in connection with the Transaction). As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of SPAC, threatened against SPAC by NYSE or the SEC, respectively, to prohibit or terminate the listing of SPAC’s Shares or, when issued in connection with the Domestication, the Delaware common shares on NYSE or to deregister the Shares or, when registered and issued in connection with the Domestication, the Delaware common shares under the Exchange Act. SPAC has taken no action that is designed to terminate the registration of the Shares under the Exchange Act, other than in connection with the Domestication and subsequent registration under the Exchange Act of the Delaware common shares. At Closing, the Shares acquired hereunder will be approved for listing on the NYSE, subject to official notice of issuance.

l.            SPAC is not, and immediately after receipt of payment for the Shares will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

m.           There are no securities or instruments issued by or to which SPAC is a party containing anti-dilution provisions that will be triggered by the issuance of (i) the Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement that have not been or will not be validly waived on or prior to the Closing Date.

6.            Investor Representations and Warranties. The Investor represents and warrants (on behalf of itself and each account for which the Investor is acquiring the Shares) to SPAC, as of the date hereof and as of the Closing, that:

a.            The Investor, (i) is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for his, her or its own account for investment purposes only and not for the account of others, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A).

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b.            The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act or any other applicable securities laws. The Investor is aware that the sale to the Investor is being made in reliance on a private placement exemption from registration under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to SPAC or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act (it being understood, however, that the disposition of the Investor’s property shall at all times be within the Investor’s control), and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry notations representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the Closing Date and that the provisions of Rule 144(i) will apply to the Shares. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

c.            The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from SPAC. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of SPAC, the Company, any of their respective affiliates or any control persons, direct or indirect equityholders, officers, directors, managers, employees, consultants, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of SPAC expressly set forth in Section 5 of this Subscription Agreement.

d.            The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e.            The Investor acknowledges and agrees that the Investor has received, has had access to and has had an adequate opportunity to review such financial and other information as the Investor deems relevant in order to make an investment decision with respect to the Shares, including, with respect to SPAC, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed SPAC’s SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions concerning the terms and conditions of an investment in the Shares, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed relevant to make an investment decision with respect to the Shares.

f.             The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and SPAC, the Company or a representative of SPAC or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and SPAC, the Company or a representative of SPAC or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act, and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation, warranty or other information made by any person, firm or corporation (including, without limitation, SPAC, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of SPAC contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in SPAC.

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g.            The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in SPAC’s SEC Reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal, financial, regulatory and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares. The Investor is able to sustain a complete loss on its investment in the Shares, has no need for liquidity with respect to its investment in the Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares.

h.            Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in SPAC. The Investor acknowledges specifically that a possibility of total loss exists.

i.             The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

j.             The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

k.            The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of SPAC, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

l.             The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

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m.           The Investor is not a “foreign person,” “foreign government,” or a “foreign entity,” in each case, as defined in Section 721 of the Defense Production Act of 1950, as amended, including, without limitation, all implementing regulations thereof (the “DPA”). The Investor is not controlled, in whole or in part, by a “foreign person” as defined in the DPA. The Investor is purchasing the Shares “solely for the purpose of passive investment,” as defined in 31 C.F.R. Section 800.243.

n.            The Investor has or has commitments to have and, when required to deliver payment to SPAC pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

o.            The Investor acknowledges that (i) SPAC continues to review the Statement and its implications, including on the financial statements and other information included in its SEC Reports, and (ii) any restatement, revision or other modification of the SEC Reports to the extent relating to or arising from such review, or other guidance or comments from the Staff of the SEC in connection with the accounting rules applicable to SPAC, shall be deemed not material for purposes of Section 5(e), Section 6(e) and Section 6(g) of this Subscription Agreement.

p.            The Investor acknowledges that SPAC, the Company and/or their respective affiliates may now or in the future own the Shares and may purchase the Shares in the Transaction.

7.            Registration Rights.

a.            In the event that the Shares are not registered in connection with the consummation of the Transaction, SPAC agrees that, within forty-five (45) calendar days after the Closing Date, it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof , but no later than the earlier of (i) ninety (90) calendar days after the filing thereof (or one hundred twenty (120) calendar days after the filing thereof if the SEC notifies SPAC that it will “review” the Registration Statement) and (ii) ten (10) business days after SPAC is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, however, that if such date falls on a Saturday, Sunday or other day that the SEC is closed for business, such date shall be extended to the next business day on which the SEC is open for business. SPAC will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Investor for review (but not comment) at least two (2) business days in advance of filing the Registration Statement. Unless otherwise agreed to in writing by the Investor, the Investor shall not be identified as a statutory underwriter in the Registration Statement unless requested or required by statute, regulation or exchange rules; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have the opportunity to withdraw from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents SPAC from including any or all of the Shares to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act or otherwise, such Registration Statement shall register for resale such number of Shares that is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional Shares under Rule 415 of the Securities Act, SPAC shall file a new Registration Statement to register such Shares not included in the initial Registration Statement and use its commercially reasonable efforts to cause such Registration Statement to become effective as promptly as practicable. SPAC agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the second anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor is able to sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) without restriction under Rule 144 of the Securities Act (“Rule 144”), including, without limitation, any restrictions relating to volume or manner of sale and without any restrictions from a requirement that SPAC be in compliance with the requirement of Rule 144(c) or Rule 144(i) (such date, the “End Date”). Prior to the End Date, SPAC will use commercially reasonable efforts to qualify the Shares for listing on the applicable stock exchange. SPAC and the Company further acknowledge and agree that nothing in this Subscription Agreement shall limit the Investor’s rights and remedies under and pursuant to the Investor Rights Agreement.

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b.            If the filing, initial effectiveness or continued use of a Registration Statement at any time would require SPAC to make public disclosure of material non-public information that, in the good faith judgment of the board of directors of the SPAC: (a) would be required to be made in any Registration Statement filed with the SEC by SPAC so that such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (c) SPAC has a bona fide business purpose for not disclosing publicly, SPAC may, upon giving prompt written notice of such action to the Investor, delay the filing or initial effectiveness of, or suspend use of, the Registration Statement (a “Suspension”); provided, however, that SPAC shall not be permitted to exercise a Suspension more than one (1) time during any twelve (12)-month period or for a total period of greater than sixty (60) days; and provided further that SPAC shall not register any securities for its own account or that of any other stockholder during such sixty (60)-day period, other than pursuant to a registration relating to the sale or grant of securities to employees or directors of SPAC or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares. In the case of a Suspension, the Investor agrees to suspend use of the applicable prospectus in connection with any sale or purchase, or offer to sell or purchase, Shares, upon receipt of the notice referred to above. SPAC shall immediately notify the Investor in writing upon the termination of any Suspension, amend or supplement the prospectus, if necessary, so it does not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Investor such numbers of copies of the prospectus as so amended or supplemented as the Investor may reasonably request. SPAC shall, if necessary, supplement or amend the Registration Statement, if required by the registration form used by SPAC or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Investor. If so directed by SPAC, the Investor will deliver to SPAC, or in the Investor’s sole discretion, destroy, all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (w) to the extent the Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

c.            SPAC will file all reports, and provide all customary and reasonable cooperation, necessary to enable the Investor to resell the Shares pursuant to the Registration Statement (for as long as the Registration Statement shall remain effective) or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable, qualify the Shares for listing on the applicable stock exchange on which the Shares are then listed, and update or amend the Registration Statement as necessary to include the Shares. SPAC agrees, for as long as the Investor holds Shares, to file with the SEC in a timely manner all reports and other documents required of SPAC under the Securities Act and the Exchange Act so long as SPAC remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; make and keep public information available, as those terms are understood and defined in Rule 144; and furnish to the Investor so long as it owns Shares, promptly upon written request, (x) a written statement by SPAC, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of SPAC and such other reports and documents so filed by SPAC (public availability on the SEC’s EDGAR system (or successor system) being sufficient) and (z) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration. If requested by the Investor in writing, SPAC shall use its commercially reasonable efforts to (i) cause the removal of the restrictive legends from any Shares that may be sold under the Registration Statement or pursuant to Rule 144 and, at the written request of a Holder (as defined below), cause the removal of all restrictive legends from any Shares held by such Holder that may be sold by such Holder under Rule 144, and (ii) cause its legal counsel to deliver an opinion, if required by the transfer agent, to the transfer agent in connection with the instruction under subclause (i) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Holder as reasonably requested by SPAC, its counsel or the transfer agent, establishing that restrictive legends are no longer required. “Holder” shall mean the Investor or any affiliate of the Investor that holds Shares to which the rights under this Section 7 shall have been assigned.

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d.            SPAC’s obligations to include the Shares (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to SPAC such information required by SEC rules for the Registration Statement regarding the Investor, the securities of SPAC held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by SPAC to effect the registration of such Shares, and shall execute such documents in connection with such registration as SPAC may reasonably request that are customary of a selling stockholder in similar situations; provided that the Investor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restrictions on the ability to transfer the Shares.

e.            SPAC shall notify the Investor promptly, but in any event within one (1) business day (or two (2) business days for clause (i) below):

(i)            when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)           of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information concerning the Investor;

(iii)          of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iv)          of the receipt by SPAC of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)          subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, SPAC shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding SPAC other than to the extent that providing notice to the Investor of the occurrence of the events listed in (i) through (v) above constitutes material, nonpublic information regarding SPAC.

f.            SPAC shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in Section 7(e)(v), except for such times as SPAC is permitted hereunder to suspend and has suspended, the use of a prospectus forming a part of a Registration Statement as contemplated by this Subscription Agreement, SPAC shall us its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

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g.            Indemnification.

(i)            SPAC shall indemnify and hold harmless the Investor (to the extent a seller under the Registration Statement), the officers, directors, advisors and employees of the Investor, each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all out-of-pocket losses, claims, damages, liabilities, costs (including, without limitation, documented and reasonable attorneys’ fees) and expenses (collectively, “Losses”) that are caused by any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are caused by or contained in information regarding the Investor furnished in writing to SPAC by the Investor expressly for use therein or that the Investor has omitted a material fact from such information, or for any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such Registration Statement, disclosure document or other document or report. Notwithstanding the foregoing, SPAC’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of SPAC (which consent shall not be unreasonably withheld, conditioned or delayed).

(ii)           The Investor shall, severally and not jointly with any Other Investor in the offering contemplated by this Subscription Agreement, indemnify and hold harmless SPAC, its directors, officers and employees, each person who controls SPAC (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the directors, officers, advisors and employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or caused by any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are caused by or contained in information regarding the Investor furnished in writing to SPAC by the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of Shares giving rise to such indemnification obligation. Notwithstanding the foregoing, the Investor’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Investor (which consent shall not be unreasonably withheld, conditioned or delayed).

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(iii)          Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)          The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v)           If the indemnification provided under this Section 7(g) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, the liability of the Investor shall be limited to the net proceeds received by the Investor from the sale of Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission) or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 7, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(g) from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

8.            Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate this Subscription Agreement, or (c) the delivery of a notice of termination of this Subscription Agreement by the Investor to SPAC following the date that is 30 days after the Termination Date (as defined in the Merger Agreement as in effect on the date hereof), if the Closing has not occurred by such date (provided, that the right to terminate this Subscription Agreement pursuant to this clause (c) shall not be available to the Investor if the Investor’s breach of any of its covenants or obligations under this Subscription Agreement (or if an affiliate of the Investor is one of the Investors under an Other Subscription Agreement, and such other Investor’s breach of any of its covenants or obligations under the Other Subscription Agreement), either individually or in the aggregate, shall have caused the failure of the consummation of the Transaction on or before such date (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any fraud or willful and material breach of any covenant, agreement, obligation, representation or warranty hereunder prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such fraud or willful and material breach. SPAC shall notify the Investor in writing of the termination of the Merger Agreement as promptly as practicable after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to SPAC in connection herewith shall promptly (and in any event within one (1) business day) following the Termination Event be returned to the Investor.

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9.            Trust Account Waiver. The Investor acknowledges that SPAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving SPAC and one or more businesses or assets. The Investor further acknowledges that, as described in SPAC’s prospectus relating to its initial public offering dated March 4, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of SPAC, its public shareholders and the underwriters of SPAC’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to SPAC to pay its tax obligations and to fund certain of its working capital requirements, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of SPAC entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Shares currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such Shares, except to the extent that the Investor has otherwise agreed with SPAC to not exercise such redemption right.

10.          Miscellaneous.

a.            Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that (i) this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund (or affiliate thereof) or account managed by the same investment manager as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of SPAC and (ii) the Investor's rights under Section 7 may be assigned to an assignee or transferee of the Shares; provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no assignment pursuant to clause (i) of this Section 10 shall relieve the Investor of its obligations hereunder.

b.            SPAC may request from the Investor such additional information as SPAC may deem reasonably necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that, SPAC agrees to keep any such information provided by Investor confidential except (i) as necessary to include in any registration statement SPAC is required to file hereunder, (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (iii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which SPAC’s securities are listed for trading. The Investor acknowledges and agrees that if it does not provide SPAC with such requested information, SPAC may not be able to register the Investor's Shares for resale pursuant to Section 7 hereof. The Investor acknowledges that SPAC may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the SEC as an exhibit to a periodic or current report or a registration statement of SPAC.

c.            The Investor acknowledges that SPAC, the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Schedule A hereto. Prior to the Closing, the Investor agrees to promptly notify SPAC and the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify SPAC and the Company if they are no longer accurate in any respect).

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d.            SPAC and the Company are each entitled to rely upon this Subscription Agreement, including the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 10(d) shall not give the Company any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of SPAC set forth in this Subscription Agreement.

e.            All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f.            The Investor does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or Short Sales (as defined below) with respect to the securities of SPAC. The Investor agrees that, from the date of this Subscription Agreement, none of the Investor nor any person or entity acting on behalf of the Investor or pursuant to any understanding with the Investor will engage in any Short Sales with respect to securities of SPAC prior to the Closing. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation and covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement. For the avoidance of doubt, this Section 10(f) shall not apply to ordinary course, non-speculative hedging transactions.

g.            This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto, provided, however, that no modification or waiver by SPAC of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

h.            This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 8, Section 10(c), Section 10(d), Section 10(g), this Section 10(h), the last sentence of Section 10(l) and Section 11 with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions; provided, that, notwithstanding anything to the contrary contained in this Subscription Agreement, the Company is an intended third party beneficiary of each of the provisions of this Subscription Agreement.

i.             Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

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j.             If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

k.            This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

l.             The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the Investor’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement of which the Company is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

m.           If any change in the number, type or classes of authorized shares of SPAC (including the Shares), other than as contemplated by the Merger Agreement or any agreement contemplated by the Merger Agreement, shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Shares issued to the Investor shall be appropriately adjusted to reflect such change.

n.            This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

o.            Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 10(o) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 10(o) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

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p.            Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to SPAC.

q.            Notwithstanding anything in this Subscription Agreement to the contrary, none of SPAC, the Company or their respective Affiliates shall publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which SPAC’s securities are listed for trading or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 10(q)

11.          Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of SPAC expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in SPAC. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), or (ii) any other party to the Merger Agreement or any Non-Party Affiliate (other than SPAC with respect to the previous sentence), shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by SPAC, the Company or any Non-Party Affiliate concerning SPAC, the Company, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of SPAC, the Company, or any of SPAC’s or the Company’s controlled affiliates or any family member of the foregoing.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: ________, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by SPAC in the Closing Notice.

IN WITNESS WHEREOF, SPAC has accepted this Subscription Agreement as of the date set forth below.

TAILWIND TWO ACQUISITION CORP.

By:
Name:
Title:

Date:

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

ACCREDITED INVESTOR STATUS

(Please check the below if accurate):

☐ I am an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which I qualify as an “accredited investor.”

Rule 501(a), in relevant part, states that an “accredited investor” shall include any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐  Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

☐  Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, such as a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82) and an Investment Adviser Representative license (Series 65).

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.